                                                                    EXHIBIT 21.1

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                                  SUBSIDIARIES
                         WARREN FIVE CENTS SAVINGS BANK
                                DECEMBER 31, 1999
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                           --------------------------
                                     WARREN
                                  BANCORP, INC.
                           --------------------------


                 ----------------------------------------------
                                WARREN FIVE CENTS
                                  SAVINGS BANK
                 ----------------------------------------------


              ===========================================================================================================

              -----------------------------------------------------------------------------------------------------------
                 NORTHBANK         NORTHBANK           HANNAH            WARREN            PEABODY              WARREN
                 FINANCIAL          REALTY,          BROKERAGE         SECURITIES         COMMUNITY           REAL ESTATE
                CORPORATION           INC.         SERVICE, INC.     CORPORATION II      DEVELOPMENT          INVESTMENT
                                                     (inactive                           CORPORATION          CORPORATION
                                                      7/22/94)
              -----------------------------------------------------------------------------------------------------------



Warren Bancorp, Inc. owns 100% of Warren Five Cents Savings Bank

Warren Five Cents Savings Bank owns 100% of all subsidiaries

Warren Bancorp, Inc. and all subsidiaries listed above are located in Peabody, Massachusetts